State of Delaware
Secretary of State
Division of Corporations
Delivered 04:55 PM 06/11/2007
FILED 04:46 PM 06/11/2007
SRV 070695427 - 4368392 FILE

CERTIFICATE OF INCORPORATION

OF

Downers Gap, Inc.

FIRST: The name of this corporation shall be: Downers Gap, Inc.

SECOND: Its registered office in the State of Delaware is to be located at: Corporation Trust Center, 1209 Orange Street, Wilmington, DE, County of New Castle and its registered agent at such address is: The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: 75,000,000 common shares with a par value of $.001 and *10,000,000 with a par value of $.001

* The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

FIFTH: The name and address of the incorporator is as follows: Justin T. Reed, c/o BlumbergExcelsior Corporate Services, Inc., 62 White Street, New York, NY 10013

SIXTH: No director of this Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

June 11, 2007

Justin T. Reed, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:17 PM 06/14/2007
FILED 02:08 PM 06/14/2007
SRV 070709840 - 4368392 FILE

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is Downers Gap, Inc.
2. That a Certificate of Incorporation
(Title of Certificate Being Corrected)
was filed by the Secretary of State of Delaware on June 11, 2007
and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracy or defect of said Certificate to be corrected is as follows:
Stock designation was omitted in Article FOURTH
4. Article FOURTH of the Certificate is corrected to read as follows:
PLEASE SEE ATTACHED

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by JUSTIN T. REED,the INCORPORATOR, this 11TH day of JUNE A.D. 2007.

By: ____________________
Authorized Officer

Name: JUSTIN T. REED
Print or Type

Title: INCORPORATOR

ATTACHMENT

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: 75,000,000 common shares with a par value of $.001 and *10,000,000 preferred shares with a par value of $.001

* The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.